As filed with the Securities and Exchange Commission on August 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEKTAR THERAPEUTICS

(Exact name of registrant as specified in its charter)

Delaware	94-3134940
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan

Nektar Therapeutics Amended and Restated Employee Stock Purchase Plan

(Full Title of the Plan)

Mark A. Wilson

Senior Vice President and General Counsel

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

415-482-5300

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Common Stock, $0.0001 par value	10,000,000 shares (2)	$21.87(3)	$218,700,000	$28,387,26
Common Stock, $0.0001 par value	1,000,000 shares (4)	$18.59(5)	$18,590,000	$2,412.28
Total	11,000,000 shares		$237,290,000	$30,800.24

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Nektar Therapeutics Amended and Restated Employee Stock Purchase Plan. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

(2)	Consists of 10,000,000 shares issuable under the Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan, pursuant to such plan.
(3)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price represents the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on August 4, 2020.

(4)	Consists of 1,000,000 shares issuable under the Nektar Therapeutics Amended and Restated Employee Stock Purchase Plan, pursuant to such plan.
(5)

The price of $18.59 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Market on August 4, 2020, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price. Pursuant to the Amended and Restated Employee Stock Purchase Plan, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

EXPLANATORY NOTE

On March 31, 2020, the board of directors of the Registrant approved an amendment to Registrant’s Amended and Restated 2017 Performance Incentive Plan (as amended, the “PIP”), pursuant to which the number of shares of Common Stock reserved and available for issuance under the PIP increased by 10,000,000 shares subject to stockholder approval, which was received on June 17, 2020. This Registration Statement on Form S-8 registers these 10,000,000 additional shares of Common Stock. The additional shares available for issuance under the PIP are of the same class as other securities relating to the PIP for which the Registrant’s registration statements filed on Form S-8 (Registration No. 333-218777) on June 15, 2017, and on Form S-8 (Registration No. 333-226004) on June 29, 2018, are effective.

On March 31, 2020, the board of directors of the Registrant also approved an amendment and restatement of the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”), pursuant to which the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 1,000,000 shares subject to stockholder approval, which was received on June 17, 2020. The additional shares available for issuance under the ESPP are of the same class as other securities relating to the ESPP for which the Registrant’s registration statements filed on Form S-8 (File No. 33-79630) on June 1, 1994, on Form S-8 (File No. 333-98321) on August 19, 2002, on Form S-8 (Registration No. 333-170371) on November 4, 2010, and on Form S-8 (Registration No. 333-197781) on August 1, 2014, are effective.

The information contained in the Registrant’s prior registration statements on Form S-8 is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1*	Certificate of Incorporation of Inhale Therapeutic Systems (Delaware), Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.2*	Certificate of Amendment of the Amended Certificate of Incorporation of Inhale Therapeutic Systems, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.3*	Certificate of Ownership and Merger of Nektar Therapeutics (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on January 23, 2003).

4.4*	Certificate of Ownership and Merger of Nektar Therapeutics AL, Corporation with and into Nektar Therapeutics (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.5*	Amended and Restated Bylaws of Nektar Therapeutics (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 17, 2019).

4.6*	Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 7, 2020).

4.7*	Nektar Therapeutics Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 7, 2020).

4.8*	Specimen Stock Certificate Evidencing the Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 23, 2003).

4.9*	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019).

5.1**	Opinion of Goodwin Procter LLP with respect to the validity of the securities.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Previously filed with the Commission and incorporated herein by reference.
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 7, 2020.

NEKTAR THERAPEUTICS

By:	/s/ Howard W. Robin
Howard W. Robin
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Howard W. Robin and Gil M. Labrucherie, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard W. Robin	Chief Executive Officer, President, and Director	August 7, 2020
Howard W. Robin	(Principal Executive Officer)

/s/ Gil M. Labrucherie	Senior Vice President, Chief Operating Officer, and Chief Financial Officer	August 7, 2020
Gil M. Labrucherie	(Principal Financial Officer)

/s/ Jillian B. Thomsen	Senior Vice President, Finance and Chief Accounting Officer	August 7, 2020
Jillian B. Thomsen	(Principal Accounting Officer)

/s/ Robert B. Chess	Director, Chairman of the Board of Directors	August 7, 2020
Robert B. Chess

/s/ Jeffrey R. Ajer	Director	August 7, 2020
Jeffrey R. Ajer

/s/ Myriam J. Curet	Director	August 7, 2020
Myriam J. Curet

/s/ Karin Eastham	Director	August 7, 2020
Karin Eastham

/s/ R. Scott Greer	Director	August 7, 2020
R. Scott Greer

/s/ Lutz Lingnau	Director	August 7, 2020
Lutz Lingnau

/s/ Roy A. Whitfield	Director	August 7, 2020
Roy A. Whitfield